EXHIBIT 21.1

Subsidiaries of Avaya Holdings Corp.
Company Name	State or Other Jurisdiction of Incorporation or Organization
3102455 Nova Scotia Company	Nova Scotia
Aurix Limited	England & Wales
Avaya (China) Communication Co. Ltd.	China
Avaya (Dalian) Intelligent Communications Co., Ltd.	China
Avaya (Gibraltar) Investments Limited	Gibraltar
Avaya (Malaysia) Sdn. Bhd.	Malaysia
Avaya (Shanghai) Enterprise Management Co., Ltd.	China
Avaya Argentina S.R.L.	Argentina
Avaya Australia Pty Ltd	Australia
Avaya Austria GmbH	Austria
Avaya Belgium SPRL	Belgium
Avaya Beteiligungs GmbH	Germany
Avaya Brasil LTDA.	Brazil
Avaya CALA Inc.	Delaware
Avaya Canada Corp.	Nova Scotia
Avaya Capital Ireland	England & Wales
Avaya Capital Ireland Unlimited Company	Ireland
Avaya Chile Limitada	Chile
Avaya CIS LLC	Russian Federation
Avaya Cloud Canada Inc.	Ontario
Avaya Cloud Inc.	Delaware
Avaya Cloud Limited	Ireland
Avaya Cloud Services Private Limited	India
Avaya Communication de Colombia S.A.	Colombia
Avaya Communication de Mexico, S.A. de C.V.	Mexico
Avaya Communication Israel Ltd.	Israel
Avaya Comunicación España S.L.U.	Spain
Avaya Cyprus Investments Limited	Cyprus
Avaya Czech Republic s.r.o.	Czech Republic
Avaya d.o.o.	Croatia
Avaya Denmark ApS	Denmark
Avaya Deutschland GmbH	Germany

Avaya Dutch Holdco B.V.	Netherlands
Avaya ECS Limited	England & Wales
Avaya Egypt LLC	Egypt
Avaya EMEA Ltd.	Delaware
Avaya Enterprises S.R.L.	Romania
Avaya Federal Solutions, Inc.	Delaware
Avaya Finland Oy	Finland
Avaya France SAS	France
Avaya GCM Sales Unlimited Company	Ireland
Avaya German Holdco GmbH	Germany
Avaya Germany GmbH	Germany
Avaya GmbH & Co. KG	Germany
Avaya Holding EMEA BV	Netherlands
Avaya Holdings LLC	Delaware
Avaya Hong Kong Company Limited	Hong Kong
Avaya Hungary Ltd./Avaya Hungary Communication Limited Liability Company	Hungary
Avaya Iletisim Sistemleri Ticaret Anonim Sirketi (Turkey JSC)	Turkey
Avaya Inc.	Delaware
Avaya India (SEZ) Private Limited	India
Avaya India Private Limited	India
Avaya Integrated Cabinet Solutions LLC	Delaware
Avaya International Enterprises Ltd.	Ireland
Avaya International Holdings Limited	England & Wales
Avaya International Sales Limited	Ireland
Avaya Ireland Unlimited Company	Ireland
Avaya Italia S.p.A.	Italy
Avaya Japan Ltd.	Japan
Avaya Korea Ltd.	Korea, Republic Of
Avaya Luxembourg Investments S.a.r.l.	Luxembourg
Avaya Luxembourg Sarl	Luxembourg
Avaya Macau Limitada	China
Avaya Management L.P.	Delaware
Avaya Management Services Inc.	Delaware
Avaya Mauritius Ltd	Mauritius
Avaya Nederland B.V.	Netherlands
Avaya New Zealand Limited	New Zealand
Avaya Nigeria Limited	Nigeria
Avaya Norway AS	Norway
Avaya Panama Ltda.	Panama
Avaya Peru S.R.L.	Peru

Avaya Philippines, Inc.	Philippines
Avaya Poland Sp. z.o.o.	Poland
Avaya Puerto Rico, Inc.	Puerto Rico
Avaya Singapore Pte Ltd	Singapore
Avaya Sweden AB	Sweden
Avaya Switzerland GmbH	Switzerland
Avaya Training and Service Centre FZE	United Arab Emirates
Avaya UK	England & Wales
Avaya UK Holdings Limited	England & Wales
Avaya Verwaltungs GmbH	Germany
Avaya World Services Inc.	Delaware
CAAS Technologies, LLC	Nevada
Esna Technologies Ltd	England & Wales
Global Horizon Holdings Ltd	Israel
Harmatis Ltd.	Israel
Hyper Quality (India) Private Limited	India
HyperQuality II, LLC	Washington
HyperQuality, Inc.	Delaware
Intellisist, Inc.	Washington
KnoahSoft Technologies Private Limited	India
KnoahSoft, Inc.	Delaware
Konftel AB	Sweden
Nimcat Networks General Partnership	Ontario
PT Sierra Communication Indonesia	Indonesia
Radvision Communication Development Beijing Co. Ltd. (RCD)	Bejing
Sierra Asia Pacific Inc.	Delaware
Sierra Communication International LLC	Delaware
Tenovis Direct GmbH	Germany
Tenovis Telecom Frankfurt GmbH & Co. KG	Germany
Ubiquity Software Corporation	Delaware
Ubiquity Software Corporation Limited	England & Wales
VPNet Technologies, Inc.	Delaware

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